Charys Holding Company, Inc.
1117 Perimeter Center West, Suite N415
Atlanta, Georgia 30338
Telephone (678) 443-2300
Fax (678) 443-2320

August 17, 2006

Troy Crochet, Chairman
Crochet & Borel Services, Inc.
346 Twin City Highway
Port Neches, Texas 77651

Dear Troy,

On June 5, 2006, Charys, Crochet & Borel Services, Inc., a Texas corporation, and you closed an agreement whereby you sold to Charys all of the outstanding shares of Crochet & Borel Services (the “C&B Shares”). In consideration of the sale of all of the C&B Shares, we agreed to pay you an aggregate consideration in an amount equal to $200,100,000 (the “Base Purchase Price”) by delivery of (i) cash (the “Cash Consideration”) and (ii) shares (“Stock Consideration”) of our common stock.

On May 3, 2006, we delivered cash consideration in an amount equal to $1,000,000 and on June 5, 2006, which was the Initial Closing Date, we delivered you a promissory note in the amount of $19,000,000 (the “Seller Note”). On the Final Determination Date as defined in the agreement, Charys will deliver to you Cash Consideration in an amount equal to the fo1lowing (the “Adjusted Balance of the Purchase Price”) (A) $80,000,000 less (B) the sum of (1) the amount of any dividends paid by Crochet & Borel Services to Mr. Crochet from and after April 25, 2006, plus (2) the amount by which the audited net worth of Crochet & Borel Services as of December 3l, 2005 set forth on the Final Statement of Net Worth is less than $75,000,000 (such amount being the “Final Determination Date Cash Consideration” and, collectively with the Non-Refundable Cash Consideration and the Initial Closing Cash Consideration, the “Aggregate Cash Consideration”).

As we have discussed, Charys contemplates entering into a Security Purchase Agreement, Security Agreement and related documents (the “Transaction Documents”) by which Charys will sell approximately twenty million dollars ($20,000,000) of subordinated debentures to Gottbetter Capital Finance LLC and various other buyers (“Debenture Buyers”).

The Debenture Buyers have requested your signature below to indicate your agreement, and the agreement of C&B, that the due date on the Seller Note, and the due date on the payment of the Adjusted Balance of the Purchase Price, shall be extended until the earlier to occur of either (a) ten (10) months from the date hereof or (b) such date as Charys has closed upon new equity or debt financing of between $175,000.00 and $200,000.00.

Yours truly,

Charys Holding Company, Inc.

By:
Billy Ray, CEO
Date:

Read and Agreed

Crochet & Borel Services, Inc.

By:
Troy Crochet, CEO
Date: 8-17-06

By:
Troy Crochet, an individual
Date: 8-17-06